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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2001

CENTENNIAL FIRST FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

California	000-29105	91-1995265
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
218 E. State Street, Redlands, California		92373
(Address of principal executive offices)		(Zip Code)

(909) 798-3611
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired.

    The response to this item incorporates by reference the financial statements of Palomar on pages F-43 through F-58 of the Company's amended registration statement filed on June 25, 2001.

  (b)
  Proforma Financial Information.

SUMMARY UNAUDITED PROFORMA COMBINED FINANCIAL DATA

    On August 17, 2001, Centennial First Financial Services (Centennial) consummated its acquisition of Palomar Community Bank (Palomar) located in Escondido, California through the purchase of the assets of Palomar from its parent holding company Community West Bancshares, Inc. In the acquisition of Palomar, 100% of the outstanding shares were acquired in a cash purchase of $10.5 million.

    The accompanying unaudited proforma combined financial statements combine the historical consolidated financial statements of Centennial and Subsidiary with the historical consolidated financial statements of Palomar and Subsidiary. The unaudited proforma combined balance sheet at June 30, 2001 assumes that the acquisition of Palomar by Centennial had occurred on June 30, 2001. The unaudited proforma combined statements of income for the year ended December 31, 2000 and the six months ended June 30, 2001 assumes that the acquisition of Palomar by Centennial had occurred on January 1, 2000.

    The acquisition of Palomar by Centennial will be accounted for under the "purchase method" of accounting in accordance with generally accepted accounting principles. Goodwill of approximately $4.1 million was created as a result of the Palomar acquisition. The accompanying historical consolidated financial statements and notes thereto of Centennial.

    The proforma adjustments represent, in the opinion of management, all adjustments necessary to present the combined proforma results of operations and financial position in accordance with considered reasonable under the circumstances.

    The accompanying unaudited proforma combined financial statements are presented for information purposes only and are not necessarily indicative of the results of future operations of the combined entity or the actual results that would have been achieved had the merger been consummated on the dates presented.

CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES
Proforma Combined Balance Sheet
June 30, 2001
(Dollars in Thousands)
(Unaudited)

	Centennial First Financial Services Consolidated (Historical)	Palomar Community Bank Consolidated (Historical)	Proforma Adjustments		Proforma Combined
ASSETS
Cash and due from banks	$12,054	$1,920	$(335	)(1)	$13,639
Federal funds sold	6,825	11,868	7,395	(2)	26,088
Federal Home Loan Bank Stock	68	309	—		377
Interest bearing deposits in other institutions	4,087	2,790	—		6,877
Investment securities available for sale	13,479	3,240	—		16,719
Loans, net	66,760	54,847	(7,840	)(2)	113,767
Premises and equipment, net	2,545	245	—		2,790
Goodwill and other intangible assets	—	3,708	420	(3)	4,128
Accrued interest and other assets	3,255	593	46	(4)	3,894

Total assets	$109,073	$79,520	$(314)		$188,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest bearing	$29,614	$7,112	$—		$36,726
Interest bearing and NOW	35,146	19,579	—		54,725
Savings	9,797	5,538	—		15,335
Time deposits $100,000 or greater	17,710	8,589	25	(5)	26,324
Other time deposits	8,820	26,594	264	(5)	35,678

Total deposits	101,087	67,412	289		168,788
Long term debt	—	—	3,300	(6)	3,300
Other liabilities	485	1,432	(280	)(7)	1,637

Total liabilities	101,572	68,844	3,309		173,725
Shareholders' equity:
Common stock	2,878	2,593	(899	)(8)	4,572
Additional paid-in capital	3,021	9,892	(4,533	)(8)	8,380
Undivided profits (losses)	1,567	(1,823)	1,823	(8)	1,567
Other comprehensive income	35	14	(14	)(8)	35

Total shareholders' equity	7,501	10,676	(3,623)		14,554

Total liabilities and shareholders' equity	$109,073	$79,520	$(314)		$188,279

CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES
Notes to Unaudited Proforma Combined Balance Sheet
June 30, 2001

(1)
The net cash proceeds from the stock offering were $7,053,000. In addition, $3,300,000 was borrowed to fund a portion of the total purchase price. Cash decreased by $10,688,000 reflecting the purchase price paid for Palomar of $10,500,000 and $188,000 of capitalized acquisition costs.

(2)
As a prerequisite to the purchase transaction, Palomar sold $7,768,000 of its SBA loan participations with Community West Bancshares, Inc. back to Community West Bancshares, Inc. at their estimated fair market value of $7,395,000. Loans also decreased $72,000 due to a net reduction in the allocation of the excess purchase price relating to the estimated fair value of loans as of the acquisition date.

(3)
Represents a net increase in goodwill of $838,000 combined with a decrease in other intangible assets of $299,000 related to the excess purchase price allocation upon acquisition. In addition, there is a reduction of $119,000 in goodwill associated with the excess of proforma shareholders' equity at June 30, 2001 over the purchase price of $10,500,000.

(4)
Reduction in deferred income tax assets of $157,000 based on IRS accounting practices for the purchase transaction offset by a $7,000 increase related to the fair market value allocation of the excess purchase price to loans and deposits and an increase of $196,000 pertaining to capitalized acquisition costs deductible for income tax purposes.

(5)
Net increase in the excess purchase price allocation based on the fair market value of time deposits.

(6)
The borrowing of $3,300,000 to fund a portion of the total purchase price consists of two loans. One loan is in the amount of $2,000,000 and is an unsecured, subordinated term loan due in seven years. The unsecured loan has an adjustable interest rate of prime plus 1.25% per annum with payments of interest only for the first two years. The second loan is a line of credit in the amount of $2,000,000 secured by 100% of the outstanding shares of Redlands Centennial Bank and Palomar. The second loan is due in two years, has an adjustable interest rate of prime plus 1% per annum with interest payable monthly and all principal due at maturity. $1,300,000 has been borrowed under this line of credit as of June 30, 2001.

(7)
Represents the elimination of $270,000 excess purchase price allocation related to the acquisition of Palomar by Community West Bancshares, Inc. in December 1998, the reduction of income tax liability accounts by $270,000 related to IRS accounting practices for the purchase transaction and a reduction in other liabilities of $230,000 related to the sale of SBA loans referenced in footnote (2). This decrease is offset by an increase of $490,000 in other liabilities related to acquisition expenses.

(8)
The net proceeds from the stock offering were comprised of $1,694,000 in common stock and $5,359,000 in additional paid-in-capital. The shareholders' equity accounts of Palomar are eliminated as part of the purchase by Centennial.

CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES
Proforma Combined Statement of Income
For the Six Months Ended June 30, 2001
(Dollars in Thousands)
(Unaudited)

	Centennial First Financial Services Consolidated (Historical)	Palomar Community Bank Consolidated (Historical)	Proforma Adjustments		Proforma Combined
Interest income:
Interest and fees on loans	$3,853	$2,438	$(372	)(1)(2)	$5,919
Interest on investments	595	554	181	(1)	1,330

Total interest income	4,448	2,992	(191)		7,249

Interest expense:
Interest on deposits	1,191	1,171	(32	)(2)	2,330
Interest on borrowed funds	—	—	153	(3)	153

Total interest expense	1,191	1,171	121		2,483

Net interest income	3,257	1,821	(312)		4,766

Provision for loan losses	50	115	—		165

Net interest income after provision for loan losses	3,207	1,706	(312)		4,601

Noninterest income:
Service charges and fees	286	87	—		373
Net gain on sale of loans	199	2	—		201
Other income	284	50	—		334

Total noninterst income	769	139	—		908
Noninterest expense:
Salaries and employee benefits	1,850	711	—		2,561
Net occupancy and equipment	482	199	—		681
Amortization of goodwill	—	101	4	(2)	105
Other expenses	1,013	515	(23	)(2)	1,505

Total noninterest expense	3,345	1,526	(19)		4,852

Income before income taxes	631	319	(293)		657
Provision for income taxes	213	177	(146	)(3)(4)	244

Net income	$418	$142	$(147)		$413

Net income per share of common stock:
Basic	$.59	$.22			$.37
Diluted	$.57	$.22			$.36
Weighted average common shares outstanding:
Basic	705	648	(224	)(5)	1,129
Diluted	729	648	(224	)(5)	1,153

CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES
Notes to Unaudited Proforma Combined Statement of Income
For the Six Months Ended June 30, 2001

(1)
The sale of SBA loans reduced interest income on loans by $381,000 and increased interest income on federal funds sold by $181,000.

(2)
Amortization of goodwill, in the amount of $101,000, relating to the prior ownership of Palomar by Community West Bancshares, Inc. has been eliminated, and $105,000 of goodwill amortization has been provided in connection with the Centennial acquisition. The amortization of the excess purchase value allocation to loans, deposits, and other intangible assets has been revised to reflect the revised allocations as of the purchase date by Centennial. Accordingly, interest income on loans has been increased $9,000, interest expense on deposits has been reduced $32,000, and the amortization of other intangible assets has been reduced $23,000.

(3)
The interest on borrowed funds of $153,000 is related to the borrowing of $3,300,000 to fund a portion of the purchase price. This additional expense resulted in a reduction in the provision for income taxes of $64,000.

(4)
The income tax effect of the sale of SBA loans and the resultant investment in federal funds sold, which reduced total interest income, decreased the provision for income taxes by $84,000 while the changes in the amortization of excess purchase value increased the provision by $2,000.

(5)
Issuance of 423,529 common shares from the stock offering and elimination of Palomar's 648,186 shares in consolidation.

CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES
Proforma Combined Statement of Income
For the Year Ended December 31, 2000
(Dollars in Thousands)
(Unaudited)

	Centennial First Financial Services Consolidated (Historical)	Palomar Community Bank Consolidated (Historical)	Proforma Adjustments		Proforma Combined
Interest income:
Interest and fees on loans	$6,858	$5,051	$(894)	(1)(2)	$11,015
Interest on investments	1,088	822	472	(1)	2,382

Total interest income	7,946	5,873	(422)		13,397

Interest expense:
Interest on deposits	2,285	2,531	(109)	(2)	4,707
Interest on borrowed funds	46	—	340	(3)	386

Total interest expense	2,331	2,531	231		5,093

Net interest income	5,615	3,342	(653)		8,304

Provision for loan losses	630	210	—		840

Net interest income after provision for loan losses	4,985	3,132	(653)		7,464

Noninterest income:
Service charges and fees	800	80	—		880
Net gain (loss) on sale of loans	277	45	(245)	(4)
Gain on sale of BancData Solutions, Inc.	906	—	—		906
Other income	101	413	—		514

Total noninterest income	2,084	538	(245)		2,377

Noninterest expense:
Salaries and employee benefits	2,892	1,367	—		4,259
Net occupancy and equipment	429	421	—		850
Amortization and impairment of goodwill	—	2,420	(2,211)	(2)	209
Other expenses	2,369	835	(68)	(2)	3,136

Total noninterest expense	5,690	5,043	(2,279)		8,454

Income (loss) before income taxes	1,379	(1,373)	1,381		1,387
Provision for income taxes	472	451	(356)	(3)(5)	567

Net income (loss)	$907	$(1,824)	$1,737		$820

Net income per share of common stock:
Basic	$1.33	$(2.81)			$.74
Diluted	$1.25	$(2.81)			$.71
Weighted average common shares outstanding:
Basic	680	648	(224)	(6)	1,104
Diluted	727	648	(224)	(6)	1,151

CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES
Notes to Unaudited Proforma Combined Statement of Income
For the Year Ended December 31, 2000

(1)
The sale of SBA loans reduced interest income on loans by $789,000 and increased interest income on federal funds sold by $472,000.

(2)
Amortization and impairment of goodwill, in the amount of $2,420,000, relating to the prior ownership of Palomar by Community West Bancshares, Inc. has been eliminated, and $209,000 of goodwill amortization has been provided in connection with the Centennial acquisition. The amortization of the excess purchase value allocation to loans, deposits, and other intangible assets has been revised to reflect the revised allocations as of the purchase date by Centennial. Accordingly, interest income on loans has been reduced $105,000, interest expense on deposits has been reduced $109,000, and the amortization of other intangible assets has been reduced $68,000.

(3)
The interest on borrowed funds of $340,000 is related to the borrowing of $3,300,000 to fund a portion of the purchase price. This additional expense resulted in a reduction in the provision for income taxes of $143,000.

(4)
The sale of SBA loans to Community West Bancshares, Inc. resulted in a loss on sale of the loans of $245,000 as a result of valuing the loans at their estimated fair value.

(5)
The income tax effect of the sale of SBA loans and the resultant investment in federal funds sold, which reduced total interest income, decreased the provision for income taxes by $133,000 while the changes in the amortization of excess purchase value increased the provision by $23,000. The loss recorded in connection with the sale of SBA loans reduced the income tax provision by an additional $103,000.

(6)
Issuance of 423,529 common shares from the stock offering and elimination of Palomar's 648,186 shares in consolidation.

  (c)
  Exhibits

      7.1 —Consent of Arthur Anderson LLP.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL FIRST FINANCIAL SERVICES (Registrant)
Date: October 18, 2001	By:	/s/ BETH SANDERS Beth Sanders Executive Vice President/ Chief Financial Officer

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  Item 7. Financial Statements and Exhibits.
CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES Proforma Combined Statement of Income For the Six Months Ended June 30, 2001 (Dollars in Thousands) (Unaudited)
CENTENNIAL FIRST FINANCIAL SERVICES AND SUBSIDIARIES Notes to Unaudited Proforma Combined Statement of Income For the Year Ended December 31, 2000
SIGNATURES